SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Natixis Funds Trust II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 2019	Your vote is important!

Dear Shareholder:

A special meeting of shareholders of the McDonnell Intermediate Municipal Bond Fund (the “Fund”) has been scheduled for Wednesday, June 19, 2019. In November 2018, Natixis Investment Managers, L.P. announced plans to transfer ownership of McDonnell Investment Management, LLC (“McDonnell”) to Loomis, Sayles & Company, L.P. (“Loomis Sayles”) on January 1, 2019, and to transfer or integrate various operations of McDonnell to or into Loomis Sayles on or about June 30, 2019. Both McDonnell and Loomis Sayles are affiliates of Natixis Investment Managers. As part of that process, some personnel of McDonnell will become personnel of Loomis Sayles. Loomis Sayles will assume responsibility for management of the Fund’s portfolio and McDonnell will dissolve. When that transfer occurs, the current sub-advisory agreement with McDonnell will terminate. In order for the Fund to continue to operate as part of Loomis Sayles, you are being asked to approve a new sub-advisory agreement with Loomis Sayles. The Fund’s current roster of portfolio managers, traders and research analysts will remain intact and continue to manage the Fund under the current strategy as employees of Loomis Sayles.

Your vote counts

Your vote is extremely important. Please take a few moments to vote your shares, whether or not you plan to attend the meeting. Computershare, a professional proxy solicitation firm, has been retained to assist the Fund in obtaining shareholder votes. If we do not receive enough votes to hold the meeting, we will be required to re-solicit shareholders at additional expense to the Fund.

The enclosed proxy statement provides detailed information about this important proposal. The special shareholder meeting will be held at 2:00 p.m. Eastern time on June 19, 2019 at the offices of Natixis Advisors, L.P., 888 Boylston St., Suite 800, Boston, MA 02199-8197.

Voting options – it’s your choice – it’s easy and convenient.

•	On the Internet – The website is listed on the enclosed proxy card.

•	By phone – Just call the number listed on the enclosed proxy card.

•	By mail – Simply complete and return the enclosed proxy card. A postage-paid envelope is enclosed for your convenience.

•	In person – Vote your shares in person at the meeting.

If you vote using the Internet, telephone or in person, you do not need to mail your proxy card. If you want to change your vote, you may do so by using the proxy card, Internet, or telephone or by voting in person.

Thank you for your cooperation in voting on this important proposal.

Sincerely,

David L. Giunta

President, Natixis Funds

2471164.1.1

SH223-0419

Natixis Distribution, L.P. (fund distributor) and Loomis, Sayles & Company, L.P. are affiliated.

Natixis Distribution, L.P., 888 Boylston St., Suite 800, Boston, MA 02199-8197

Natixis Funds Trust II

(the “Trust”)

McDonnell Intermediate Municipal Bond Fund

(to be renamed Loomis Sayles Intermediate Municipal Bond Fund)

(the “Fund”)

888 Boylston Street, Suite 800

Boston, Massachusetts 02199-8197

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on June 19, 2019

To the Shareholders of the Fund:

Notice is hereby given that a Special Meeting of the Shareholders of the Fund will be held at 2:00 p.m. Eastern Time on June 19, 2019, at the offices of Natixis Advisors, L.P. (“Natixis Advisors”), located at 888 Boylston Street, Suite 800, Boston, Massachusetts 02199-8197 (the “Meeting”), for the following purposes:

1.	To approve a new sub-advisory agreement between the Trust, on behalf of the Fund, Natixis Advisors and Loomis, Sayles & Company, L.P.; and

2.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

The Board of Trustees of the Trust has fixed the close of business on March 29, 2019, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting or any postponement(s) or adjournment(s) thereof.

By order of the Board of Trustees of the Trust,

RUSSELL KANE,

Secretary

Boston, Massachusetts

April 29, 2019

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY, NO MATTER HOW MANY SHARES YOU OWN. IF YOU DO NOT EXPECT TO ATTEND THE MEETING PLEASE FOLLOW THE INTRUCTIONS ON THE ENCLOSED PROXY CARD FOR VOTING BY INTERNET OR BY TELEPHONE; OR, IF YOU PREFER, KINDLY MARK, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE (WHICH IS POSTAGE PREPAID, IF MAILED IN THE UNITED STATES).

PROXY STATEMENT

Natixis Funds Trust II

(the “Trust”)

McDonnell Intermediate Municipal Bond Fund

(to be renamed Loomis Sayles Intermediate Municipal Bond Fund)

(the “Fund”)

888 Boylston Street, Suite 800

Boston, Massachusetts 02199-8197

April 29, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON

June 19, 2019

This Proxy Statement is also available at

www.proxy-direct.com

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 19, 2019

The Trust is governed by a Board of Trustees (the “Trustees”), which is responsible for generally overseeing the conduct of Fund business. The Trustees are soliciting proxies from the shareholders of the Fund (the “Shareholders”) in connection with a Special Meeting of Shareholders of the Fund (the “Meeting”). The Meeting has been called to be held at 2:00 p.m. Eastern Time on June 19, 2019 at the offices of Natixis Advisors, L.P. (“Natixis Advisors”), 888 Boylston Street, Suite 800, Boston, Massachusetts 02199-8197. The President’s Letter to Shareholders, meeting notice, this Proxy Statement and proxy cards are first being sent to Shareholders of record as of March 29, 2019 (the “Record Date”) beginning on or about May 2, 2019.

The only item of business that the Trustees expect will come before the meeting is to approve a new sub-advisory agreement (the “New Sub-Advisory Agreement”) between the Trust on behalf of the Fund, Natixis Advisors and Loomis, Sayles & Company, L.P. (“Loomis Sayles”).

Shareholders of record on the Record Date are entitled to notice of and to vote at the Meeting and any adjournment(s) or postponement(s) thereof.

I.    THE PROPOSAL: APPROVAL OF A NEW SUB-ADVISORY AGREEMENT

Overview and Related Information.

On March 7, 2019, the Trustees approved a New Sub-Advisory Agreement between the Trust, on behalf of the Fund, Natixis Advisors and Loomis Sayles and are recommending that shareholders of the Fund approve the New Sub-Advisory Agreement. As described below, the New Sub-Advisory Agreement is substantially identical (except for its date of effectiveness and the name of the subadviser) to the sub-advisory agreement currently in effect for the Fund (the “Current Sub-Advisory Agreement”).

McDonnell Investment Management, LLC (“McDonnell”) currently acts as subadviser to the Fund. McDonnell and Loomis Sayles are affiliates of Natixis Investment Managers, L.P. (“Natixis”). In November 2018, Natixis announced plans to transfer ownership of McDonnell to Loomis Sayles on January 1, 2019, and to transfer or integrate various operations of McDonnell to or into Loomis Sayles by approximately June 30, 2019. As part of that process, the personnel of McDonnell will become personnel of Loomis Sayles, and Loomis Sayles will assume responsibility for management of the Fund’s portfolio.

The Trustees approved the New Sub-Advisory Agreement for the Fund because the integration of McDonnell into Loomis Sayles may be deemed to result in an “assignment,” as that term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) of the Current Sub-Advisory Agreement. As required by the Investment Company Act, the Current Sub-Advisory Agreement provides for its automatic termination in the event of its assignment. Under the Investment Company Act, a mutual fund generally cannot enter into a sub-advisory contract, such as the New Sub-Advisory Agreement, unless the shareholders of that fund vote to approve the new agreement. This meeting is being called to seek approval of the New Sub-Advisory Agreement for the Fund. The Trustees have carefully considered the matter, and have concluded that it is appropriate to enter into the New Sub-Advisory Agreement for the Fund, so that after the integration of McDonnell into Loomis Sayles, the Fund’s current portfolio management team, supported by the current roster of traders and research analysts, can continue to manage the Fund under the current strategy and on the same terms as are now in effect. No change in the advisory fee rate is being proposed.

Information Regarding Natixis Advisors, Loomis Sayles, McDonnell and the Transaction

Natixis Advisors currently acts as the Fund’s investment adviser pursuant to an advisory agreement dated November 16, 2012 (the “Current Advisory Agreement”). McDonnell currently acts as the Fund’s subadviser pursuant to a sub-advisory agreement dated January 1, 2013. The Trustees initially approved the Current Advisory and Sub-Advisory Agreements at a meeting held on November 16, 2012 and most recently approved their continuance on May 4, 2018 for another one-year term commencing July 1, 2018. The Current Advisory and Sub-Advisory Agreements were initially approved by Written Consent of the Sole Shareholder on December 28, 2012.

Natixis Advisors, formed in 1995, is a limited partnership indirectly owned by Natixis, the holding company for the North American asset management business. Loomis Sayles is a limited partnership whose sole general partner, Loomis, Sayles & Company, Inc. is owned by Natixis. As of January 1, 2019, McDonnell is a limited liability company owned by Loomis Sayles.

On or about June 30, 2019, the operations of McDonnell will be integrated into Loomis Sayles. and McDonnell will dissolve. As a result, Loomis Sayles will become the new investment subadviser to the Fund. The McDonnell municipal portfolio management team will become employees of Loomis Sayles and continue to manage the Fund.

Loomis Sayles, located at One Financial Center, Boston, Massachusetts 02111, serves as the investment adviser to several funds within the Natixis, Loomis Sayles and Natixis ETFs fund family (the “Fund Family”). Founded in 1926, Loomis Sayles is one of the oldest investment firms in the United States with over $249.7 billion in assets under management as of December 31, 2018.

The combination of Loomis Sayles and McDonnell will provide McDonnell clients with an enhanced offering backed by Loomis Sayles’ expansive investing, research and operational capabilities and provide Loomis Sayles with extensive municipal bond investment capabilities.

The table below provides certain information regarding the Chief Executive Officers of Natixis Advisors and Loomis Sayles.

Name	Address	Principal Occupation
David L. Giunta	888 Boylston St. Suite 800 Boston, MA 02199-8197

President and Chief Executive Officer, Natixis Advisors, L.P., Natixis Distribution, L.P., Natixis Distribution Corporation and

Chairman of the Board of Natixis Distribution Corporation; Interested Trustee of Natixis Funds Trust I, Natixis Funds Trust II, Natixis Funds Trust IV, Loomis Sayles Funds I, Loomis Sayles Funds II, Gateway Trust and Natixis ETF Trust.

Kevin P. Charleston	One Financial Center Boston, MA 02111	President, Chief Executive Officer and Chairman of the Board of Directors of Loomis, Sayles & Company, L.P.; Interested Trustee of Natixis Funds Trust I, Natixis Funds Trust II, Natixis Funds Trust IV, Loomis Sayles Funds I, Loomis Sayles Funds II, Gateway Trust and Natixis ETF Trust.

Messrs. Charleston and Giunta are deemed “interested persons” of the Trust because they hold the above principal occupations with an affiliated person of the Trust.

Description of the New Sub-Advisory Agreement

The proposed New Sub-Advisory Agreement for the Fund is substantially identical (except for its date of effectiveness and the name of the subadviser) to the Current Sub-Advisory Agreement (together, the “Sub-Advisory Agreements”). The next several paragraphs briefly summarize some important provisions contained in the Sub-Advisory Agreements. For more information regarding the terms of the proposed New Sub-Advisory Agreement, please refer to the form of New Sub-Advisory Agreement provided as Appendix A.

The New Sub-Advisory Agreement provides that Loomis Sayles will, subject to the supervision of Natixis Advisors and of any administrator appointed by Natixis Advisors, manage the investment and reinvestment of the assets of the Fund in accordance with the Fund’s investment objective and policies.

The Sub-Advisory Agreements provide that they will continue in effect for an initial period of two years and, after that, they will continue in effect from year to year as long as the continuation is approved at least annually (i) by the Trustees or by vote of a majority of the outstanding voting securities of the Fund, and (ii) by vote of a majority of the Trustees who are not “interested persons” of the Trust (the “Independent Trustees”).

The Sub-Advisory Agreements may be terminated without penalty by vote of the Trustees or by vote of a majority of the outstanding voting securities of the Fund, on sixty days’ written notice to the subadviser, or by the subadviser upon ninety days’ written notice to the Trust, and each terminates automatically in the event of its “assignment” as defined in the Investment Company Act.

The Sub-Advisory Agreements provide that the subadviser will not be liable to the Fund or its shareholders except for liability arising from the subadviser’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties.

Under the Current Sub-Advisory Agreement, the annual sub-advisory fee rate payable by the Fund to McDonnell is 0.20% and the aggregate fee payable to McDonnell for the Fund’s most recent fiscal year was $55,123, all of which was contractually waived.

Under the New Sub-Advisory Agreement, the annual sub-advisory fee rate payable by the Fund to Loomis Sayles will remain the same. If the New Sub-Advisory Agreement had been in place during the previous fiscal year, the aggregate fee paid to Loomis Sayles by the Fund would have been the same as the aggregate fee paid under the Current Sub-Advisory Agreement, as noted above.

Basis for the Trustees’ Recommendation

At an in-person meeting held on March 7, 2019, the Trustees, including the Independent Trustees, unanimously approved the New Sub-Advisory Agreement and recommended that shareholders of the Fund approve the New Sub-Advisory Agreement. The Trustees took those actions after considering matters relating to the transfer of ownership of McDonnell and the integration of various operations of McDonnell into Loomis Sayles, including the degree to which such transfer of ownership and integration of operations would affect the provision of services to the Fund under the New Sub-Advisory Agreement.

In determining whether to approve the New Sub-Advisory Agreement, the Trustees considered the nature, extent and quality of services currently provided by McDonnell under the Current Sub-Advisory Agreement, as well as the services to be provided by Loomis Sayles under the New Sub-Advisory Agreement. The Trustees took into account their general satisfaction with the nature, extent and quality of services currently provided by the investment personnel of McDonnell who currently manage the Fund under the Current Sub-Advisory Agreement. The Trustees noted that the same investment personnel of McDonnell would continue to manage the Fund as employees of Loomis Sayles under the New Sub-Advisory Agreement, and that the integration of McDonnell’s operations into Loomis Sayles was not expected to result in any changes to the investment strategy, approach or style used to manage the Fund. The Trustees also considered Loomis Sayles’ intention to integrate the Fund into its compliance program and operations, and that the Fund’s portfolio management team would be supported by the trading and research personnel, organizational structure, capitalization and financial and other resources of Loomis Sayles.

The Trustees considered the Fund’s performance over various periods during which the investment personnel of McDonnell had managed the Fund under the Current Sub-Advisory Agreement. The Trustees also considered the fees to be paid to Loomis Sayles under the New Sub-Advisory Agreement, as well as information from Natixis Advisors indicating that the terms of the New Sub-Advisory Agreement, including the fees payable thereunder, are substantially identical to those of the Current Sub-Advisory Agreement.

The Trustees also took into account their familiarity with Loomis Sayles, which advises or sub-advises several other funds overseen by the Trustees. The Trustees considered their general satisfaction with the nature, extent and quality of services that Loomis Sayles provides to other funds within the Fund Family, and that it would be in the best interests of the Fund’s shareholders to maintain continuity and stability in the services provided by the Fund’s current portfolio management team.

Based on their evaluation of all factors that they deemed to be material, including the foregoing, and assisted by the advice of independent counsel, the Trustees, including the Independent Trustees, concluded that the terms of the New Sub-Advisory Agreement, including the fees payable thereunder, were fair and reasonable, and that it would be in the best interests of the Fund’s shareholders to approve the New Sub-Advisory Agreement.

Other Related Information

In connection with the integration of McDonnell into Loomis Sayles, the Trustees also voted to change the name of the Fund, effective on or about June 30, 2019, from “McDonnell Intermediate Municipal Bond Fund” to “Loomis Sayles Intermediate Municipal Bond Fund.” Changing the Fund’s name is within the power granted to the Trustees under the Trust’s declaration of trust and by-laws and is not being submitted for a shareholder vote by this proxy statement.

THE TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMEND THAT THE

SHAREHOLDERS OF THE FUND VOTE TO APPROVE THE NEW SUB-ADVISORY

AGREEMENT FOR THE FUND.

Important Notice Regarding Delivery of Shareholder Documents

In our continuing effort to reduce your Fund’s expenses and the amount of mail that you receive from the Fund, we will mail only a single copy of prospectus, proxy statement, Notice of Internet Availability of Proxy Materials and financial reports to your household when more than one family member owns the Fund. Additional copies may be obtained by calling 800-225-5478.

This program will be in effect until you notify us that you do not want to participate in this combined mailing program. If you wish to receive separate mailings for each member of your household in the future, please call us and we will resume separate mailings within 30 days of your request.

II. OTHER INFORMATION

Principal Underwriter.

Natixis Distribution, L.P., located at 888 Boylston Street, Suite 800, Boston, Massachusetts 02199-8197, is the principal underwriter for the Fund.

Administrator.

Natixis Advisors, located at 888 Boylston Street, Suite 800, Boston, Massachusetts 02199-8197, serves as administrator for the Fund.

Fund Annual and Semi-Annual Reports.

Except as stated otherwise, Natixis Funds Trust II, has previously sent its Annual and Semi-Annual Reports to its shareholders. You can obtain a copy of these reports without charge by writing to Natixis Distribution, L.P., 888 Boylston Street, Suite 800, Boston, MA 02199-8197 or by calling 1-800-225-5478. In addition, the Fund’s Annual and Semi-Annual Reports are available on the Natixis Funds’ website at www.im.natixis.com.

Certain Purchases and Sales of Securities.

There were no purchases or sales by any of the Trustees of any securities in excess of 1% of any class of outstanding securities of any adviser, any subadviser, or any of their parents or subsidiaries since the beginning of the Fund’s most recently completed fiscal year.

Certain Relationships and Interests of Trustees and Officers.

No Trustees or officers, nor any associate of any of the foregoing, have any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon, other than elections to office.

Outstanding Shares and Significant Shareholders.

Shareholders of record at the close of business on March 29, 2019 are entitled to notice of and to vote at the Meeting and any adjournment(s) or postponement(s) thereof. Appendix B to this Proxy Statement lists the Fund’s total number of shares outstanding as of March 29, 2019 for each class of the Fund’s shares. Each whole share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional share shall be entitled to a proportionate fractional vote. Appendix B also identifies holders, as of March 29, 2019, of more than 5% of any class of shares of the Fund, and contains information about the shareholdings in the Fund of the Trustees and the executive officers of the Funds as of March 29, 2019.

Information About Proxies and the Conduct of the Meeting.

Solicitation of Proxies.

Proxies will be solicited primarily by mailing this Proxy Statement and its enclosures, but proxies may also be solicited through further mailings, telephone calls, personal interviews or e-mail by officers of the Trust or by employees or agents of Natixis Advisors or their respective affiliates. In addition, Computershare Fund Services, Inc. has been engaged to provide shareholder meeting services, including the distribution of this Proxy Statement and related materials to shareholders as well as vote solicitation and tabulation, at an estimated cost of approximately $8,504.

Costs of Solicitation.

The costs of the Meeting, including the costs of soliciting proxies, printing and mailing this proxy statement to shareholders, will be paid by the Fund.

Voting and Tabulation of Proxies.

Shares represented by duly executed and timely proxies will be voted as instructed on the proxy. If no instructions are given, the proxy will be voted in favor of the approval of the New Sub-Advisory Agreement. You may vote by any one of the three following methods: (1) by mailing the enclosed proxy card, (2) through use of the internet or (3) by telephone. If you mail the enclosed proxy card and no choice is indicated for a proposal listed in the attached Notice of Meeting, your proxy will be voted in favor of that proposal, including the approval of the New Sub-Advisory Agreement. Votes made through use of the internet or by telephone must have an indicated choice in order to be accepted. At any time before it has been voted, your proxy may be revoked in one of the following ways: (i) by sending a signed, written letter of revocation to the Secretary of the Trust, (ii) by properly executing a later-dated proxy (by any of the methods of voting described above) or (iii) by attending the Meeting, requesting the return of any previously delivered proxy and voting in person. Votes cast in person or by proxy at the Meeting will be counted by persons appointed by the Trust as tellers for the Meeting (the “Tellers”). For the proposal to approve the New Sub-Advisory Agreement, 30% of the shares of the Fund outstanding on the Record Date, present in person or represented by proxy, constitute a quorum for the transaction of business by the shareholders of the Fund at the Meeting. In determining whether a quorum is present, the Tellers will count shares represented by proxies that reflect abstentions, and “broker non-votes,” as shares that are present and entitled to vote. These shares will have no effect on whether the proposal is approved. “Broker non-votes” are shares held by brokers or nominees as to which (i) the broker or nominee does not have discretionary voting power and (ii) the broker or nominee has not received instructions from the beneficial owner or other person who is entitled to instruct how the shares will be voted.

Votes on the proposal will be tabulated such that shareholders of the Fund within the Trust will vote together as a single class to approve the proposal.

Required Vote.

The vote required to approve the proposal is the lesser of (1) 67% of the shares of the Fund that are present at the Meeting, if the holders of more than 50% of the shares of the Fund outstanding as of the Record Date are present or represented by proxy at the Meeting, or (2) more than 50% of the shares of the Fund outstanding on the Record Date. If the required vote is not obtained for the proposal, the Trustees will consider what other actions to take in the best interests of the Fund.

Adjournments; Other Business.

In the event that a quorum is not present for purposes of acting on the proposal, or if sufficient votes in favor of the proposal are not received by the time of the Meeting, the persons named as proxies may propose that the Meeting be adjourned or postponed one or more times as to the Trust in order to permit further solicitation of proxies for any such proposal(s). Any adjournment requires the affirmative vote of more than 50% of the total number of shares of the Fund that are present in person or by proxy when the adjournment is being voted on. The persons named as proxies will vote in favor of any such adjournment all proxies that they are entitled to vote in favor of the proposal. They will vote against any such adjournment any proxy that withholds authority to with respect to the proposal. They will not vote any proxy that directs them to abstain from voting on any proposal.

The Meeting has been called to transact any business that properly comes before it. The only business that management of the Fund intends to present or knows that others will present is the approval of the New Sub-Advisory Agreement. If any other matters properly come before the Meeting, and on all matters incidental to the conduct of the Meeting, the persons named as proxies intend to vote the proxies in accordance with their judgment, unless the Secretary of the Trust has previously received written contrary instructions from the shareholder entitled to vote the shares.

Shareholder Proposals at Future Meetings.

The Trust does not hold annual or other regular meetings of shareholders. Shareholder proposals to be presented at any future meeting of shareholders of the Trust or a Fund must be received by the Trust or the Fund in writing a reasonable amount of time before the Trust solicits proxies for that meeting in order to be considered for inclusion in the proxy materials for that meeting.

Appendix A

LOOMIS SAYLES INTERMEDIATE MUNICIPAL BOND FUND

Sub-Advisory Agreement

(Loomis, Sayles & Company, L.P.)

Sub-Advisory Agreement (this “Agreement”) entered into as of [30th] day of June, 2019, by and among Natixis Funds Trust II, a Massachusetts business trust (the “Trust”), with respect to its Loomis Sayles Intermediate Municipal Bond Fund series (the “Series”), Natixis Advisors, L.P., a Delaware limited partnership (the “Manager”), and Loomis, Sayles & Company, L.P., a Delaware limited partnership (the “Sub-Adviser”).

WHEREAS, the Manager has entered into an Advisory Agreement dated November 16, 2012 (the “Advisory Agreement”) with the Trust, relating to the provision of portfolio management and administrative services to the Series;

WHEREAS, the Advisory Agreement provides that the Manager may delegate any or all of its portfolio management responsibilities under the Advisory Agreement to one or more sub-advisers;

WHEREAS, the Manager and the Trustees of the Trust desire to retain the Sub-Adviser to render portfolio management services in the manner and on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Trust, the Manager and the Sub-Adviser agree as follows:

1. Sub-Advisory Services.

a. The Sub-Adviser shall, subject to the supervision of the Manager and of any administrator appointed by the Manager (the “Administrator”), manage the investment and reinvestment of the assets of the Series, and have the authority on behalf of the Series to vote and shall vote all proxies and exercise all other rights of the Series as a security holder of companies in which the Series from time to time invests. The Sub-Adviser shall manage the Series in conformity with (1) the investment objective, policies and restrictions of the Series set forth in the Trust’s prospectus and statement of additional information relating to the Series, (2) any additional policies or guidelines established by the Manager or by the Trust’s trustees that have been furnished in writing to the Sub-Adviser and (3) the provisions of the Internal Revenue Code as amended (the “Code”) applicable to “regulated investment companies” (as defined in Section 851 of the Code), all as from time to time in effect (collectively, the “Policies”), and with all applicable provisions of law, including without limitation all applicable provisions of the Investment Company Act of 1940 as amended (the “1940 Act”) and the rules and regulations thereunder. Subject to the foregoing, the Sub-Adviser is authorized, in its discretion and without prior consultation with the Manager, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Series, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Series may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash, as the Sub-Adviser shall determine.

b. The Sub-Adviser shall furnish the Manager and the Administrator monthly, quarterly and annual reports concerning portfolio transactions and performance of the Series in such form as may be mutually agreed upon, and agrees to review the Series and discuss the management of it. The Sub-Adviser shall permit all books and records with respect to the Series to be inspected and audited by the Manager and the Administrator at all reasonable times during normal business hours, upon reasonable notice. The Sub-Adviser shall also provide the Manager with such other information and reports as may reasonably be requested by the Manager from time to time, including without limitation all material requested by or required to be delivered to the Trustees of the Trust.

c. The Sub-Adviser shall provide to the Manager a copy of the Sub-Adviser’s Form ADV as filed with the Securities and Exchange Commission and a list of the persons whom the Sub-Adviser wishes to have authorized to give written and/or oral instructions to custodians of assets of the Series.

2. Obligations of the Manager.

a. The Manager shall provide (or cause the Series’ Custodian (as defined in Section 3 hereof) to provide) timely information to the Sub-Adviser regarding such matters as the composition of assets of the Series, cash requirements and cash available for investment in the Series, and all other information as may be reasonably necessary for the Sub-Adviser to perform its responsibilities hereunder.

b. The Manager has furnished the Sub-Adviser a copy of the prospectus and statement of additional information of the Series and agrees during the continuance of this Agreement to furnish the Sub-Adviser copies of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective. The Manager agrees to furnish the Sub-Adviser with minutes of meetings of the trustees of the Trust applicable to the Series to the extent they may affect the duties of the Sub-Adviser, and with copies of any financial statements or reports made by the Series to its shareholders, and any further materials or information which the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

3. Custodian. The Manager shall provide the Sub-Adviser with a copy of the Series’ agreement with the custodian designated to hold the assets of the Series (the “Custodian”) and any modifications thereto (the “Custody Agreement”), copies of such modifications to be provided to the Sub-Adviser a reasonable time in advance of the effectiveness of such modifications. The assets of the Series shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement (or any sub-custodian properly appointed as provided in the Custody Agreement). The Sub-Adviser shall have no liability for the acts or omissions of the Custodian, unless such act or omission is taken solely in reliance upon instruction given to the Custodian by a representative of the Sub-Adviser properly authorized to give such instruction under the Custody Agreement. Any assets added to the Series shall be delivered directly to the Custodian.

4. Proprietary Rights. The Manager agrees and acknowledges that the Sub-Adviser is the sole owner of the name “Loomis, Sayles & Company, L.P.” and that all use of any designation consisting in whole or part of “Loomis, Sayles & Company, L.P.” under this Agreement shall inure to the benefit of the Sub-Adviser. The Manager on its own behalf and on behalf of the Series agrees not to use any such designation in any advertisement or sales literature or other materials promoting the Series, except with the prior written consent of the Sub-Adviser. Without the prior written consent of the Sub-Adviser, the Manager shall not, and the Manager shall use its best efforts to cause the Series not to, make representations regarding the Sub-Adviser in any disclosure document, advertisement or sales literature or other materials relating to the Series. Upon termination of this Agreement for any reason, the Manager shall cease, and the Manager shall use its best efforts to cause the Series cease, all use of any such designation as soon as reasonably practicable.

5. Expenses. Except for expenses specifically assumed or agreed to be paid by the Sub-Adviser pursuant hereto, the Sub-Adviser shall not be liable for any organizational, operational or business expenses of the Manager or the Trust including, without limitation, (a) interest and taxes, (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Series, and (c) custodian fees and expenses. Any reimbursement of advisory fees required by any expense limitation provision of any law shall be the sole responsibility of the Manager. The Manager and the Sub-Adviser shall not be considered as partners or participants in a joint venture. The Sub-Adviser will pay its own expenses incurred in furnishing the services to be provided by it pursuant to this Agreement. Neither the Sub-Adviser nor any affiliated person thereof shall be entitled to any compensation from the Manager or the Trust with respect to service by any affiliated person of the Sub-Adviser as an officer or trustee of the Trust (other than the compensation to the Sub-Adviser payable by the Manager pursuant to Section 7 hereof).

6. Purchase and Sale of Assets. The Sub-Adviser shall place all orders for the purchase and sale of securities for the Series with brokers or dealers selected by the Sub-Adviser, which may include brokers or dealers affiliated with the Sub-Adviser, provided such orders comply with Rule 17e-1 under the 1940 Act in all respects. To the extent consistent with applicable law, purchase or sell orders for the Series may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Adviser. The Sub-Adviser shall use its best efforts to obtain execution of transactions for the Series at prices which are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Adviser may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Series and/or other accounts serviced by the Sub-Adviser. To the extent consistent with applicable law, the Sub-Adviser may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research services or products, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Adviser and its affiliates have with respect to the Series or to accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Adviser in managing the Series.

To the extent permitted by applicable law, and in all instances subject to the foregoing policy of best execution, the Sub-Adviser may allocate brokerage transactions to broker-dealers (including affiliates of Natixis Distribution, L.P.) that have entered into arrangements in which the broker-dealer allocates a portion of the commissions paid by a fund toward the reduction of that fund’s expenses, subject to the policy of best execution.

7. Compensation of the Sub-Adviser. As full compensation for all services rendered, facilities furnished and expenses borne by the Sub-Adviser hereunder, the Sub-Adviser shall be paid at the annual rate of 0.20% (or such lesser amount as the Sub-Adviser may from time to time agree to receive). Such compensation shall be paid by the Trust (except to the extent that the Trust, the Sub-Adviser and the Manager otherwise agree in writing from time to time). Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Manager is paid by the Series pursuant to the Advisory Agreement.

8. Non-Exclusivity. The Manager and the Trust on behalf of the Series agree that the services of the Sub-Adviser are not to be deemed exclusive and that the Sub-Adviser and its affiliates are free to act as investment manager and provide other services to various investment companies and other managed accounts, except as the Sub-Adviser and the Manager or the Administrator may otherwise agree from time to time in writing before or after the date hereof. This Agreement shall not in any way limit or restrict the Sub-Adviser or any of its directors, officers, employees or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not adversely affect or otherwise impair the performance by the Sub-Adviser of its duties and obligations under this Agreement. The Manager and the Trust recognize and agree that the Sub-Adviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Series. The Sub-Adviser shall for all purposes hereof be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Trust or the Manager in any way or otherwise be deemed an agent of the Series or the Manager.

9. Liability. Except as may otherwise be provided by the 1940 Act or other federal securities laws, neither the Sub-Adviser nor any of its officers, directors, partners, employees or agents (the “Indemnified Parties”) shall be subject to any liability to the Manager, the Trust, the Series or any shareholder of the Series for any error of judgment, any mistake of law or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any service to be rendered under this Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Sub-Adviser’s duties or by reason of reckless disregard by the Sub-Adviser of its obligations and duties hereunder. The Manager shall hold harmless and indemnify the Sub-Adviser for any loss, liability, cost, damage or expense (including reasonable attorneys fees and costs) arising from any claim or demand by any past or present shareholder of the Series that is not based upon the obligations of the Sub-Adviser under this Agreement.

The Manager acknowledges and agrees that the Sub-Adviser makes no representation or warranty, expressed or implied, that any level of performance or investment results will be achieved by the Series or that the Series will perform comparably with any standard or index, including other clients of the Sub-Adviser, whether public or private.

10. Effective Date and Termination. This Agreement shall become effective as of the date of its execution, and

a. unless otherwise terminated, this Agreement shall continue in effect for two years from the date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series, and (ii) by vote of a majority of the trustees of the Trust who are not interested persons of the Trust, the Manager or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval;

b. this Agreement may at any time be terminated on sixty days’ written notice to the Sub-Adviser either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series;

c. this Agreement shall automatically terminate in the event of its assignment or upon the termination of the Advisory Agreement; and

d. this Agreement may be terminated by the Sub-Adviser on ninety days’ written notice to the Manager and the Trust, or by the Manager on ninety days’ written notice to the Sub-Adviser.

Termination of this Agreement pursuant to this Section 10 shall be without the payment of any penalty.

11. Amendment. This Agreement may be amended at any time by mutual consent of the Manager and the Sub-Adviser, provided that, if required by law, such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Series and by vote of a majority of the trustees of the Trust who are not interested persons of the Trust, the Manager or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

12. Certain Definitions. For the purpose of this Agreement, the terms “vote of a majority of the outstanding voting securities,” “interested person,” “affiliated person” and “assignment” shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act.

13. General.

a. The Sub-Adviser may perform its services through any employee, officer or agent of the Sub-Adviser, and the Manager shall not be entitled to the advice, recommendation or judgment of any specific person; provided, however, that the persons identified in the prospectus of the Series shall perform the day-to-day portfolio management duties described therein until the Sub-Adviser notifies the Manager that one or more other employees, officers or agents of the Sub-Adviser, identified in such notice, shall assume such duties as of a specific date.

b. If any term or provision of this Agreement or the application thereof to any person or circumstances is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

c.In accordance with Regulation S-P, if non-public personal information regarding either party’s customers or consumers is disclosed to the other party in connection with this Agreement, the party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Agreement.

d. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

14. This Agreement may be executed by the parties hereto in one or more counterparts, and, if so executed, the separate instruments shall constitute one agreement.

Natixis Advisors, L.P.

By Natixis Distribution Corporation, its general partner

By:

Name: Russell Kane
Title: Executive Vice President

Loomis, Sayles & Company, L.P.

By Loomis, Sayles & Company, Inc., its general partner

By:

Name: Kevin Charleston
Title: President and Chief Executive Officer

NATIXIS FUNDS TRUST II,

on behalf of its Loomis Sayles Intermediate Municipal Bond Fund series

By:

Name: David L. Giunta
Title: President and Chief Executive Officer

NOTICE

A copy of the Agreement and Declaration of Trust establishing Natixis Funds Trust II (the “Trust”) is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to the Trust’s Loomis Sayles Intermediate Municipal Bond Fund series (the “Series”) on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property belonging to the Series.

Appendix B

For each class of the Fund’s shares entitled to vote at the Meeting, the number of shares outstanding and the number of votes to which each class is entitled as of March 29, 2019 was as follows:

	Class A	Class C	Class Y
McDonnell Intermediate Municipal Bond Fund (to be renamed Loomis Sayles Intermediate Municipal Bond Fund)	571,960.65	154,311.11	1,319,102.68

As of March 29, 2019, the following persons owned of record or beneficially 5% or more of the noted class of shares of the Fund*:

Fund and Class	Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Outstanding Shares of Class Owned
McDonnell Intermediate Municipal Bond Fund (to be renamed Loomis Sayles Intermediate Municipal Bond Fund)

Class A	MERRILL LYNCH PIERCE JACKSONVILLE FL 32246-6484	29,384.295	5.13%

	OPPENHEIMER & CO INC. PITTSBURGH PA 15238-1646	41,796.23	7.30%

	JACOB H KRAUSS LANGHORNE PA 19047-1168	41,788.94	7.30%

	UBS WM USA WEEHAWKEN NJ 07086-6761	88,003.47	15.38%

	PERSHING LLC JERSEY CITY NJ 07399-0001	190,988.68	33.39%

Class C	LPL FINANCIAL SAN DIEGO CA 92121-3091	7,969.10	5.16%

	WELLS FARGO CLEARING SERVICES LLC SAINT LOUIS MO 63103-2523	9,299.93	6.02%

	UBS WM USA WEEHAWKEN NJ 07086-6761	27,688.85	17.94%

	MERRILL LYNCH PIERCE JACKSONVILLE FL 32246-6484	90,325.51	58.53%

Class Y	UBS WM USA WEEHAWKEN NJ 07086-6761	67,486.04	5.11%

	LPL FINANCIAL SAN DIEGO CA 92121-3091	87,051.42	6.59%

	NATIONAL FINANCIAL SERVICES LLC JERSEY CITY NJ 07310-1995	201,661.19	15.28%

	MERRILL LYNCH PIERCE JACKSONVILLE FL 32246-6484	636,596.71	48.25%

*

Such ownership may be beneficially held by individuals or entities other than the owner listed. To the extent that any listed shareholder beneficially owns more than 25% of a Fund, it may be deemed to “control” such Fund within the meaning of the 1940 Act. The effect of such control may be to reduce the ability of other shareholders of the Fund to take actions requiring the affirmative vote of holders of a plurality or majority of the Fund’s shares without the approval of the controlling shareholder.

Ownership of Shares by Management

As of March 29, 2019, the Trustees and executive officers of the Trust collectively owned less than 1% of the outstanding shares of each class of shares of the Fund.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Shareholder Meeting 888 Boylston Street, Suite 800 Boston, MA 02199 on June 19, 2019

Please detach at perforation before mailing.

PROXY	NATIXIS FUNDS TRUST II (the “Trust”) MCDONNELL INTERMEDIATE MUNICIPAL BOND FUND (the “Fund”) SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 19, 2019

This Proxy is solicited on behalf of the Board of Trustees of the Trust. The undersigned, revoking any previous proxies, hereby appoints Russell Kane, Michael Kardok and Kirk Johnson, or any of them, as attorneys and proxies, with full power of substitution to each, to vote the shares of the Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Trust (the “Meeting”), to be held at the offices of Natixis Advisors, L.P. (“Natixis Advisors”), 888 Boylston Street, Suite 800 Boston, Massachusetts 02199-8197 on June 19, 2019 at 2:00 p.m. Eastern Time and at any adjournment(s) or postponement(s) of such Meeting. As to any other matter that properly comes before the Meeting or any adjournment(s) or postponement(s) thereof, the persons appointed above may vote in accordance with their best judgment.

Receipt of the Proxy Statement is hereby acknowledged. The shares of the Fund represented hereby will be voted as indicated or FOR the proposal if no choice is indicated.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503

PLEASE MARK, SIGN, DATE ON THE REVERSE SIDE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

NAT_30608_040419

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for

McDonnell Intermediate Municipal Bond Fund Special Meeting of Shareholders to Be Held on June 19, 2019.

The Proxy Statement for this Meeting is available at:

https://www.proxy-direct.com/nat-30608

Please detach at perforation before mailing.

If no specific instructions are provided, this proxy will be voted “FOR” the proposal and in the discretion of the proxies upon such other business as may properly come before the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE:

Proposal The Board of Trustees unanimously recommends a vote “FOR” for the proposal.

1. To approve a new sub-advisory agreement (the “New Sub-Advisory Agreement”) between the Trust on behalf of the Fund, Natixis Advisors and Loomis, Sayles & Company, L.P. (“Loomis Sayles”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Authorized Signatures — This section must be completed for your vote to be counted. — Sign and Date Below

Note:

Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 —Please keep signature within the box

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